                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MediaBin, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

(5) Total fee paid:

    ----------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    ----------------------------------------------------------------------------

(1) Amount Previously Paid:

    ----------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

(3) Filing Party:

    ----------------------------------------------------------------------------

(4) Date Filed:

    ----------------------------------------------------------------------------

                                 MediaBin, Inc.
                           7 Piedmont Center Suite 600
                           Atlanta, Georgia 30305-1530

                    ----------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on December 17, 2001

                    ----------------------------------------

TO THE SHAREHOLDERS OF MediaBin, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of MediaBin, Inc., (the "Company") will be held on December 17, 2001, at 1:00 p.m. local time, in the fourth floor conference room at Rusel0kkvn. 26, Oslo, Norway, to consider and act upon the following matters:

         1. A proposal to elect two nominees to serve as directors of the Company to hold office until the 2002 Annual Meeting of Shareholders;

         2. A proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's $.01 par value common stock to 200,000,000 shares, an increase of 160,000,000 shares; and

         3. A proposal to amend the Company's 2001 Stock Option Plan (the "Plan") to increase the number of Common Shares issuable under the Plan by 2,000,000 shares; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 30, 2001 as the record date for the determination of the stockholders entitled to notice and to vote at, the annual meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the annual meeting will be open to examination for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 7 Piedmont Center, Suite 600, Atlanta, Georgia 30305-1530, and during the meeting.

         Shareholders of record at the close of business on November 30, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,


                                             Haines H. Hargrett
                                             Secretary

December 3, 2001
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                                 MEDIABIN, INC.
                           7 Piedmont Center Suite 600
                           Atlanta, Georgia 30305-1530

                    ----------------------------------------

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on December 17, 2001

                     ---------------------------------------


General

         This Proxy Statement and the enclosed proxy card are furnished on behalf of the Board of Directors of MediaBin, Inc., a Georgia corporation (the "Company") for use at the special meeting of Shareholders to be held on December 17, 2001, at 1:00 p.m. local time in Oslo, Norway (the "Special Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held in the fourth floor conference room at Rusel0kkvn. 26, Oslo, Norway. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about December 5, 2001 to all shareholders entitled to vote at the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

         As used in this Proxy Statement, the term the "Company" refers to MediaBin, Inc. and its subsidiaries, unless the context otherwise requires.

Shareholders Entitled to Vote

         The Board of Directors has fixed November 30, 2001 as the record date for determining shareholders who are entitled to vote at the Special Meeting.
At the close of business on November 30, 2001, there were outstanding and entitled to vote 17,529,607 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

         The holders of at least 8,764,804 of the total shares of Common Stock outstanding on the record date, whether present at the Special Meeting or in person, or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each shareholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Special Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the

Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

         The affirmative vote of the holders of a plurality of the votes cast at the Special Meeting is required for the election of directors at the Special Meeting. ("Plurality" means that more votes must be cast in favor of the matter than those cast against it.) Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. The affirmative vote of holders of a majority of the votes cast at the Special Meeting is required for the approval of all other proposals. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each proxy card will be voted in accordance with the shareholder's directions. Abstentions with respect to any matter to be voted upon at the Special Meeting will have the same effect as a vote against these proposals. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Special Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy card will be voted in favor of the nominees for election to the Board of Directors. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions, and broker non-votes.

                              OVERVIEW OF PROPOSALS

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of five directors. The Company currently maintains two vacancies on its Board of Directors. The Board of Directors has recommended to the shareholders two nominees for election to the Board of Directors to fill such vacancies. There are no family relationships between any of the directors or executive officers of the Company.

         If elected at the Special Meeting, each of the nominees would serve until the Annual Meeting to be held in 2002 and until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         The Company's Board of Directors recommends a vote FOR the named nominees.

Nominees to Serve as Directors Until the 2002 Annual Meeting

         David P. Moran

         Mr. Moran, age 39, has served as President and Chief Executive Officer of the Company since September 2001. From August 2000 to September 2001 he served as Chief Operating Officer with Eftia OSS Solutions, a provider of solutions to the telecom industry. From March 2000 to August 2000 he served as Executive Vice President Worldwide Sales for Customer Analytics Inc. (acquired by Exchange Applications Inc.), a Dallas-based provider of CRM solutions to mid-sized banking institutions. From June 1995 to March 2000, Mr. Moran held business and sales management positions of increasing responsibility with Prism Solutions Inc. During that period, Prism Solutions was acquired by Ardent Software, which was subsequently acquired by Informix Corp. Mr. Moran holds a Masters Degree in Computer Science from Trinity College, Dublin.

         Steven Yung

         Mr. Yung, age 51, currently serves as Chairman of the Board of Clear Media Limited, an advertising media company. From 1998 to 2001 Mr. Yung served as President and from 1996 to 1998 as Regional Managing Director of ACNielsen Media International. From 1994 to 1996 Mr. Yung served as Director of Dairy Farm International, Asia's largest retailer. From 1984 to 1994 Mr. Yung held senior management positions with The Coca-Cola Company. From 1974 to 1984 he served as Vice President of McCann Erickson International, an international advertising agency. Mr. Yung is a member of the Board of C.A.S.B.A.A., an industry association organized by cable and satellite broadcasters in Asia, including AOL Time Warner, Inc., Viacom International, Inc., News Corporation, and The Walt Disney Company.

Persons Previously Elected to Serve as Directors Until the 2002 Annual Meeting

         The persons described below were each elected to serve as members of the Company's Board of Directors at the Annual Meeting of Shareholders, held on May 9, 2001. Each of these persons will continue to serve until the Annual Meeting to be held in 2002 and until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

         John V. Bacon

         Mr. Bacon, age 56, has served as Chairman of the Board since November 2001. He joined the Company in March 1997 as Senior Vice President/General Manager, in August 1997 was named Executive Vice President and Chief Operating Officer, and served as President and Chief Executive Officer from February 1998 to September 2001. From 1989 until 1997, Mr. Bacon served in various positions, including President, Chief Executive Officer, and Director with XcelleNet, Inc., a publicly traded remote access software company. Mr. Bacon obtained a BSIE degree from the Georgia Institute of Technology and has performed graduate and advanced management development work at Georgia State University, Harvard Business School, and the Wharton School of Business.

         Asmund R. Slogedal

         Mr. Slogedal, age 64, has served as Director of the Company since August 1991 and was Chairman of the Board of Directors from August 1994 through November 2001. Mr. Slogedal also has served as the Company's Chief Financial Officer from May 1991 until September 1994. Mr. Slogedal has been Senior Partner with Venuros AS since May 2001. He was Managing Director of Venturos Management KS from January 2000 through May 2001. From April 1999 through December 1999 he served as Managing Director of Mosvold Farsund AS. From April 1989 until December 1999 he was a partner in the Norway-based venture capital firm Teknoinvest Management AS. Prior to then, he held various senior management positions with Norsk Data AS, including Senior Vice President Operations and Vice President International Operations. Presently, Mr. Slogedal serves on the board of several Norwegian and U.S.-based technology companies. Mr. Slogedal holds a B.S. degree in Engineering from Purdue University.

         John R. Festa

         Mr. Festa, age 50, currently serves as Vice-Chairman of the Board of Directors and has served as a director of the Company since May 1994. Prior to joining MediaBin, Mr. Festa held several positions with BUYPASS Corporation, and American Express Company. He served as the Company's Chief Executive Officer from May 1994 until February 1998. Mr. Festa is an active partner in EGL Holdings, Inc., a buyout venture investment firm where he served as its Managing Director from 1998 to 2001. Since 2001 Mr. Festa has served as President and Chief Executive Officer of CareCentric, a software company servicing the home healthcare market. Mr. Festa attended Valparaiso University.

         Terje Mikalsen

         Mr. Mikalsen, age 61, became a director of the Company in April 1996. Mr. Mikalsen has served as Chairman of Venturos AS (formerly Venturos Holding
AS) since January 2000. He was Chairman of Mosvold Farsund AS from September 1983 through December 1999. Mr. Mikalsen formerly held the position of Chairman of the following publicly traded companies: Norsk Data AS until 1993, Hafslund Nycomed ASA until 1996, and Maritime Hydraulics AS until 1987, and he currently holds several other directorships. Mr. Mikalsen is also a member of the Norwegian Government's Advisory Board on industrial policies and the Norwegian Technical Scientific Academy and Norsk Investorforum, an association of Norwegian private investors. Mr. Mikalsen holds a Master of Science degree from Norges Tekniske H0yskole.


     Alan D. Sloan

         Dr. Sloan, age 56, co-founded the Company in 1987 and has served as a director since then. Dr. Sloan has served as the Company's Executive Vice President, Strategic Business Development since May 1994. From 1987 through May 1994, Dr. Sloan served as the Company's President. From 1973 until 1987, Dr. Sloan was a mathematics professor at the Georgia Institute of Technology. Dr. Sloan obtained a B.A. in Mathematics from the Massachusetts Institute of Technology and a PhD in Mathematics from Cornell University.


Board of Directors Meetings and Committees

         During the year ended December 31, 2000, the Board of Directors of the Company held ten meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Sl0gedal and Festa currently comprise the members of the Compensation Committee and Messrs. Festa, Sloan and Mikalsen currently comprise the Audit Committee. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses, and other compensation for the Company's executive officers. The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Compensation Committee held one meeting during the year ended December 31, 2000. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, reviewing and discussing the audited financial statements with management, and reviewing and monitoring the provisions of non-audit services by the Company's auditors. The Audit Committee adopted a written charter on December 13, 2000. The Audit Committee held one meeting during the year ended December 31, 2000.

         The Company does not have a standing nominating committee.

Directors' Compensation

         The Company's directors who are not also employees of the Company ("Non-employee Directors") currently receive no cash compensation from the Company, but are reimbursed for their out-of-pocket expenses for attending each meeting of the Board of Directors. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors. Non-employee Directors are eligible to receive options under the Company's Amended and Restated 1994 Directors Stock Option Plan, and will be eligible to receive options under the Company's 2001 Stock Option Plan.

         The Board of Directors recommends that the shareholders vote FOR the election of each of the two nominees to the board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 31, 2001, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company during 2000, (iii) each director of the Company, and (iv) all executive officers and directors as a group:



                                                                    Common Stock Beneficially Owned(2)
                                                        ------------------------------------------------------------
Name and Address of                                       Number of Shares of
Beneficial Owners(1)                                          Common Stock                 Percentage of Class
---------------------------------------------------     ------------------------     -------------------------------
David P. Moran(3)                                                   83,300                          *
John C. Bacon(4)                                                 1,300,000                        6.9%
Asmund R. SlOgedal(5)                                              148,000                          *
John R. Festa(6)                                                   830,100                        4.5%
Terje Mikalsen(7)                                                        0                          *
Alan D. Sloan(8)                                                 1,324,000                        7.5%
David G. Gibson(9)                                                 111,700                          *
Haines H. Hargrett(10)                                             113,300                          *
Burton M. Smith(9)                                                 116,700                          *
Venturos AS(7)(11)                                               3,650,000                       20.8%
Glastad Holding, Limited                                         2,139,700                       12.2%
Tharald Brovig                                                   1,357,000                        7.7%

All executive officers and directors                             7,903,700                       38.6%
  as a group (10 persons)

---------------------
*      Less than 1% of the outstanding Common Stock
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,529,607 shares of Common Stock outstanding as of October 31, 2001. The business address of each beneficial owner other than Venturos AS, Glastad Holding Limited, and Mr. Brovig, is c/o MediaBin, Inc., 7 Piedmont Center Suite 600, Atlanta, Georgia 30305-1530. The business address of Venturos AS is P.O. Box 113, 4551 Farsund, Norway. The business address of Glastad Holding Limited is c/o Glastad Capital AS, P.O. Box 772 Sentrum, 0106 Oslo, Norway. The business address of Mr. Brovig is Radhusgt. 5b, 0151 Oslo, Norway.
(2) Includes shares of Common Stock subject to options that may be exercised within 60 days of October 31, 2001. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(3)    Includes options to purchase 83,300 shares of Common Stock.
(4)    Includes options to purchase 1,300,000 shares of Common Stock.
(5)    Includes options to purchase 40,000 shares of Common Stock.
(6)    Includes options to purchase 830,100 shares of Common Stock.
(7) Includes 3,300,000 shares held by Venturos AS and 350,000 shares held by Teto Invest V AS.
(8)    Includes options to purchase 150,000 shares of Common Stock.
(9)    Includes options to purchase 111,700 shares of Common Stock.
(10)   Includes options to purchase 88,300 shares of Common Stock.
(11) Does not include shares that might be issued upon the conversion of convertible debt.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in beneficial ownership of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all such forms they file.

         Based solely on a review of the copies of the forms that it has received, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all of the Section 16(a) filing requirements in 2000.

                               Executive Officers

         In addition to the individuals who currently serve, or are nominated to serve, on the Company's Board of Directors who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

         Robert B. Estes

         Mr. Estes, age 47, has served as the Company's Vice President Product Marketing since September 2001. He served as Director of Product Management of the Company from July 1999 to September 2001, and served as Senior Product Manager from January 1998 to June 1999. From March 1990 through July 1997, Mr. Estes served in various senior management positions with XcelleNet, Inc. Mr. Estes has a B.S. degree in Industrial Management from Georgia Institute of Technology and has performed graduate work in Finance at Georgia State University.

         David G. Gibson

         Mr. Gibson, age 43, has served as the Company's Vice President of Sales since February 1998. He served as Director of OEM Sales of the Company from August 1997 to February 1998. From July 1995 to August 1997, Mr. Gibson served as Regional Sales Manager for the Company. From June 1986 to July 1995, Mr. Gibson held various sales management, marketing and business management positions with Integraph Corporation. Mr. Gibson has a B.S. degree in Engineering from Tennessee Technological University.

         Haines H. Hargrett

         Mr. Hargrett, age 58, has served as the Company's Chief Financial Officer, Secretary and Treasurer since September 1997. From 1994 to 1997 he was Chief Financial Officer/Treasurer of Medifax, Inc., a high technology medical transcription company. From 1992 to 1994 he was Chief Financial Officer for Park `N Fly, Inc., a company involved in developing and managing parking facilities near major-city airports. Mr. Hargrett holds a B.A. in Economics from Duke University and an M.B.A. in Finance from Indiana University.

         Christopher D. Lynn

         Mr. Lynn, age 51, has served as the Company's Vice President of Marketing since October 2001. He served as Vice President of Business Development from October 1999 until October 2001 and served as Vice President of Printing and Publishing from April 1999 to October 1999. From 1997 to 1999 he was a partner and co-owner of Scott Hillam Associates, a consulting business engaged in international marketing of technology products. From 1994 to 1997 Mr. Lynn served as President of Cosa Technology, Inc., a subsidiary of Hagemayer Cosa Liebemann, Ltd., for which he was Vice President from 1991 through 1994. Prior to that Mr. Lynn held various management positions with Crosfield Electronics Ltd. of the United Kingdom. Mr. Lynn is a Chartered Engineer and holds a degree in Electronics from Southampton University in England.

         Ernest W. Quarles


         Mr. Quarles, age 40, has served as the Company's Vice President of Development since July 1999. From 1991 through July 1999, he served as the Company's Product Development Manager, Project Manager, Software Engineer and Project Engineer since. From 1989 to 1991 Mr. Quarles worked as a software design engineer at Cross Systems, Inc., and from 1986 to 1989 he was a design engineer at Rockwell International, Missile Systems Division. Mr. Quarles completed a dual-degree program at Morehouse College and the Georgia Institute of Technology where he received degrees in Physics and Electrical Engineering. He also holds an MBA from Georgia State University.



         Burton M. Smith

         Mr. Smith, age 45, has served as the Company's Vice President of Strategic Alliances since October 2001. He served as Vice-President of Marketing from February 1998 until October 2001 and served as Director of Marketing from June 1997 through February 1998. From July 1995 to June 1997, Mr. Smith served as Regional Sales Manager for the Company. From February 1984 to July 1995, Mr. Smith held various sales management and marketing positions with Integraph Corporation. Mr. Smith has a Bachelor of Electrical Engineering degree from the Georgia Institute of Technology.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain summary information with respect to the compensation earned for services rendered by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999, and 1998.

                           Summary Compensation Table


                                                                                          Long-Term
                                                                                        Compensation
                                                        Annual Compensation                Awards
                                                  --------------------------------    ------------------
                                                                                          Number of
                                                                                         Securities
                                                                                         Underlying             All Other
Name and Principal Position            Year          Salary           Bonus(1)             Options           Compensation(2)
--------------------------------      --------    -------------     --------------    ------------------    ------------------
David P. Moran(3)                      2000       $        0         $          0                   0                   $0
   President and Chief                 1999                0                    0                   0                    0
   Executive Officer                   1998                0                    0                   0                    0


John C. Bacon                          2000          285,000                    0                   0                    0
   President, Chief Executive          1999          285,000                    0                   0                    0
   Officer and Director                1998          280,000                    0           1,300,000                    0


Alan D. Sloan                          2000          150,000                    0                   0                    0
   Executive Vice                      1999          150,000                    0                   0                    0
   President and Director              1998          153,000                    0                   0                    0


Burton M. Smith                        2000          132,000               37,000              45,000                    0
   Vice President Marketing            1999          125,000               45,000              25,000                    0
                                       1998          125,000               54,000              80,000                    0


David G. Gibson                        2000          105,000               45,000              45,000                    0
   Vice President Sales                1999          105,000               58,000              25,000                    0
                                       1998          105,000               58,000              80,000                    0


Haines H. Hargrett                     2000          134,000               11,000              35,000                    0
    Chief Financial Officer,           1999          134,000                    0              25,000                    0
    Secretary & Treasurer              1998          127,000                    0              60,000                    0

-----------------------
(1) Bonuses are for services rendered in the fiscal year indicated.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(3) Mr. Moran joined the Company in September 2001 as President and Chief Executive Officer.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 2000:

                                                              Individual Grants
                          -------------------------------------------------------------------------------------------
                             Number of        Percent of                                      Potential Realizable
                            Securities       Total Options     Exercise or                    Value at Assumed Annual
                            Underlying        Granted to       Base Price                    Rates of Appreciation for
                              Options         Employees           Per          Expiration          Option Term(3)
Name                        Granted(1)         In 2000          Share(2)          Date           5%            10%
------------------------- ---------------- ---------------- -------------- ------------- ----------------------------
David P. Moran(4)                0               0%         $      0.00                              0             0
John C. Bacon                    0               0%                0.00                              0             0
Alan D Sloan                     0               0%                0.00                              0             0
Burton M. Smith               45,000             5%                1.63       2/4/10            46,000       117,000
David G. Gibson               45,000             5%                1.63       2/4/10            46,000       117,000
Haines H. Hargrett            35,000             4%                1.63       2/4/10            36,000        91,000

-----------------------
(1) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.

(2) Options were granted with an exercise price equal to or above the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Mr. Moran joined the Company in September 2001 as President and Chief Executive Officer.

Option Exercises in Last Fiscal Year and Year-End Option Values

         The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 2000, by the Named Executive Officers:

                                                       Number of Securities Underlying          Value of Unexercised
                                                           Unexercised Options at              In-the-Money Options at
                            Shares                           December 31, 2000                  December 31, 2000(2)
                           Acquired       Value         -----------------------------       ---------------------------
          Name            on Exercise   Realized(1)      Exercisable    Unexercisable       Exercisable   Unexercisable
          ----            -----------   -----------      ------------   --------------      -----------   -------------
David P. Moran(3)             0            $ 0                  0                   0            $ 0              $ 0
John C. Bacon                 0              0            867,000             433,000              0                0
Alan D. Sloan                 0              0            150,000                   0              0                0
Burton M. Smith               0              0             85,000              95,000              0                0
David G. Gibson               0              0             85,000             105,000              0                0
Haines H. Hargrett            0              0             68,000              92,000              0                0

---------------------------
(1) Amounts disclosed in the column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale.
(2) The closing price for the Company's Common Stock as reported by the Oslo Stock Exchange on December 31, 2000 was $1.32. The value is calculated by the excess of the year-end value of $1.32 over the option exercise price, multiplied by the number of shares of Common Stock underlying the option.
(3) Mr. Moran joined the Company in September 2001 as President and Chief Executive Officer.

Employment Contracts and Termination and Change-in-Control Arrangements

         In July 2001, the Company entered into an employment agreement with Mr. Moran who serves as the President and Chief Executive Officer of the Company. The employment agreement provides for a base salary of $275,000 per annum, a signing bonus which was paid upon his joining the Company of $25,000, and annual bonuses to be paid upon the accomplishment of goals as established by the Board of Directors. Pursuant to the Agreement, Mr. Moran was granted stock options pursuant to the Company's 2001 Stock Option Plan for 1,000,000 shares, vesting ratably over a three year period at the exercise price per share of the Company's Common Stock equal to the closing price of the Company's Common Stock traded on the Oslo Stock Exchange as of the date of his employment. The agreement further provides that Mr. Moran is entitled to receive a cash bonus in the event of a Change in Control. The term of the employment agreement is two years. If the Company terminates Mr. Moran's employment without cause, the Company would be required to continue to pay Mr. Moran an amount equal to his monthly salary at the then current rate for a period of 12 months.

         In May 1994, the Company entered into an employment agreement of an indefinite term with Dr. Sloan, who serves as an executive officer of the Company. Under the terms of the employment agreement, if the Company terminates the employment of Dr. Sloan for any reason, other than for cause, the Company will be required to continue the payment of his base salary for a period of two years from the date of termination.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company has established the Compensation Committee of the Board to assist the Board in its administration of the Company's compensation programs. The Committee is comprised of two directors:
John R. Festa and Asmund R. Sl0gedal. The Committee is responsible for: (i) recommending the most effective total executive compensation strategy based upon the business needs of the Company and consistent with shareholders' interests;
(ii) monitoring corporate performance and its relationship to compensation of executive officers; and (iii) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

         The policies of the Board and the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Board has considered ways to align executive compensation with the creation of shareholder value. The Board's policies are implemented using a mix of the following key elements:

    1. The Company pays base salaries that are generally competitive with other leading software companies with which the Company competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

    2. The Company pays cash bonuses based on the achievement of financial and operating goals and high levels of performance; and

    3. The Company provides significant equity-based incentives pursuant to the Company's 1994 Amended and Restated Stock Option
        Plan and 1994 Directors Stock Plan to ensure that the Company's executive officers, directors and key employees are motivated to achieve the Company's long-term goals.

Base Salary

         The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on an annual review of executive salary levels at similar software companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established annual long-term performance objectives and an annual salary survey of comparable companies in the Company's industry. Base salaries for some of the Company's executives were increased during 2000 and the Company believes they are competitive with comparable companies.

Cash Bonuses

         Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance that is determined at the discretion of the Board or the Committee.

Equity Compensation

         The Company's 2001 Option Plan has been established to provide all employees including executive officers of the Company with an opportunity to share, along with the shareholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from increases in the price of the Company's Common Stock. The interests of shareholders, executives, and employees should thereby be closely aligned. The exercise price of incentive stock options granted under the 2001 Option Plan must be at least equal to fair market value at the date of grant, whereas non-qualified stock options granted under these plans may be at an exercise price less than the fair market value of the Common Stock on the date of the grant. The options generally vest over a period of three years and expire not more than ten years from the date of grant.

Chief Executive Officer Compensation

         The Committee uses the procedures described above in recommending the annual salary, bonus, and stock option awards for the Company's Chief Executive Officer. David Moran was elected as the Company's Chief Executive Officer effective September 2001. Pursuant to Mr. Moran's employment agreement with the Company, he receives $275,000 in annual base salary. Also, pursuant to his employment agreement, Mr. Moran received a bonus of $25,000 which was paid upon his joining the Company in September 2001. In addition, Mr. Moran is entitled to receive a cash bonus in the event of a Change in Control of the Company (as defined by Mr. Moran's employment agreement). John C. Bacon was elected as the Company's Chief Executive Officer effective February 1998 and served until September 2001. Pursuant to Mr. Bacon's employment agreement with the Company, he received $285,000 in annual base salary in 2000. Mr. Bacon's 2000 compensation package is appropriate and consistent with his performance during 2000, as well as within the range of comparable companies.

         Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. See "Executive Compensation -- Option Grants in Last Fiscal Year" and "--Employment Contracts and Termination and Change-in-Control Arrangements" elsewhere herein for information concerning options granted to the Company's executive officers during 2000.

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" with the meaning of the Code. The Committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2000 and 2001, the Company entered into loan agreements with two shareholders of the Company, one of which is controlled by Mr. Terje Mikalsen, a member of the Company's Board of Directors, under which the Company has borrowed a total of $9,250,000 for a term of four years. The terms of the loan call for the Company to pay interest at the rate of prime plus 1%. Principal payments begin December 2001 and are to be paid in quarterly installments through 2004. In the event that the Company successfully completes a private placement or public offering of common stock greater than $2,000,000 (including the Proposed Offering), then the lenders shall convert the outstanding balance of the loans into shares of common stock at 75% of the offering price.

         During 2001, the Company entered into loan agreements with the same two shareholders of the Company, under which the Company has borrowed a total of $1,350,000 as of October 31, 2001. The terms of the loans call for the Company to pay interest at the rate of prime plus 1%. Principal payment is due in full in December 2001. See "Proposal 2 - Proposal to Approve an Amendment to Our Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock - Proposed Debt Conversion" elsewhere herein for additional information concerning the conversion of the loans.

                             STOCK PRICE PERFORMANCE

                             [GRAPHIC REMOVED HERE]


         Set forth below is a line graph indicating the stock price performance of the Company's common stock for the period beginning June 23, 1998 (when the Company's common stock became registered under Section 12 of the Securities and Exchange Act of 1934, as amended) through September 30, 2001. In past years, the stock price performance chart contained in the Company's proxy statement has included a comparison of the stock performance of the Company's common stock with the Oslo Stock Exchange's Small Business Index and the Oslo Stock Exchange's Information Technology Index. In 2000, the Oslo Stock Exchange developed a new index, the Oslo Stock Exchange Software & Services Index of which the Company is a part and which the Company feels closely reflects its business. As a result, the Company has added this index to its Stock Performance Chart. The graph assumes that $1.00 was invested at the beginning of the period and has been adjusted for any dividends distributed after June 23,1998. No cash dividends have been paid by the Company during this period.


                                        06/23/98     09/30/98     12/31/98      03/31/99     06/30/99     09/30/99     12/31/99
------------------------------------------------------------------------------------------------------------------------------------
                                          Jun-98       Sep-98       Dec-98        Mar-99       Jun-99       Sep-99       Dec-99
    OSE Small Business                      1.00         0.67         0.59          0.69         0.73         0.76         1.52
    OSE Information Technology              1.00         0.69         0.76          0.89         0.98         0.98         1.66
    Software & Services                     1.00         0.63         0.71          0.73         0.77         0.80         1.14
    MediaBin                                1.00         0.28         0.18          0.29         0.28         0.21         0.29

                                        03/31/00     06/30/00     09/30/00      12/31/00     03/31/01      06/30/01    09/30/01
------------------------------------------------------------------------------------------------------------------------------------
                                          Mar-00       Jun-00       Sep-00        Dec-00       Mar-01        Jun-01      Sep-01
    OSE Small Business                      1.99         1.93         2.15          1.84         1.83          1.86        1.31
    OSE Information Technology              1.92         1.63         1.84          1.16         1.09          0.95        0.65
    OSE Software & Services                 1.47         1.09         1.08          0.78         0.71          0.49        0.28
    MediaBin                                0.72         0.66         0.76          0.41         0.42          0.26        0.17


         Pursuant to Securities and Exchange Commission Regulations, this performance graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                   PROPOSAL 2
                       INCREASE IN AUTHORIZED COMMON STOCK

General

         Our Board of Directors has approved an amendment to our Amended and Restated Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of common stock from 40,000,000 shares to 200,000,000 shares. Our Board of Directors recommends that our stockholders approve this amendment. Of the 40,000,000 shares of common stock currently authorized, as of October 31, 2001, 17,529,600 shares were issued and outstanding, 1,875,200 shares were reserved for issuance upon exercise of outstanding warrants, and a total of 6,063,900 shares of common stock were reserved for issuance under the 1994 Amended and Restated Stock Option Plan, the 2001 Stock Option Plan and the Amended and Restated 1994 Directors Stock Option Plan. As a result, only 14,531,400 shares of common stock remain available for future issuance. Under the proposed amendment, the first sentence of Article Two of the Articles of Incorporation would be amended and restated as follows: "The corporation shall have authority, exercisable by its Board of Directors, to issue up to 200,000,000 shares of common stock, $0.01 par value per share."

         The Company's Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation.

Purpose

         Our Board of Directors believes that it is in the best interests of the Company and our shareholders to increase the number of authorized shares of our common stock to insure that we have a sufficient number of shares for future issuances. The availability of such shares will provide us with flexibility to issue common stock to meet our business and financial needs, such as stock dividends (including stock splits in the form of stock dividends), offerings and financing (including the Company's proposed offering of shares of Common Stock on the Oslo Stock Exchange as described below), debt conversion (including the Company's proposed debt conversion as described below), acquisitions, or strategic business relationships. Further, our Board of Directors believes the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options or other stock-based incentives. Our Board of Directors will determine whether, when, and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Proposed Offering of Common Stock

         In order to continue to fund its operations in 2002, the Company is currently contemplating an offering of its Common Stock on the Oslo Stock Exchange (the "Proposed Offering"). Although there can be no certainty that the Company will proceed with the Proposed Offering or that the Proposed Offering will be completed, the Company presently is in discussions with certain underwriters regarding the possibility of underwriting such an offering. Further, the Company has not determined the amount of capital it would seek to raise in the Proposed Offering nor has it determined the number of shares that may be issued in the offering. The Company is not currently contemplating making the shares offered in the Proposed Offering publicly available in the United States and if it proceeds with the Proposed Offering, it will be offering the shares pursuant to the rules and regulations of the Oslo Stock Exchange. Although the Board of Directors of the Company would need to approve the Proposed Offering, the shareholders of the Company will not be required to approve the Proposed Offering. HOWEVER, IF THE SHAREHOLDERS OF THE COMPANY DO NOT APPROVE THIS PROPOSAL NUMBER TWO, THE COMPANY WILL BE UNABLE TO PROCEED WITH THE OFFERING IN A MANNER WHICH WILL SATISFY ITS ANTICIPATED CAPITAL REQUIREMENTS.

Reasons for the Proposed Offering

         The Company may decide to pursue to the Proposed Offering based on the Company's evaluation and review of its financial condition, projected funding requirements, business plans and operations. The Company believes its current available cash will be insufficient to fund its operations for 2002. If the Company proceeds with the Proposed Offering, it will be based, in large part, on the determination of the Company and its Board of Directors that the Company needs the net proceeds from the Proposed Offering to address its liquidity issues, support its working capital requirements, strengthen its balance sheet, and support its business development efforts in accordance with its business plan. The Company's current business plan requires it to continue to make significant expenditures in research and development, sales, and marketing.

Possible Terms of the Proposed Offering

         While no assurance can be given that the Company will proceed with, or in fact consummate the Proposed Offering, it is possible the Proposed Offering may be made on terms and conditions which the Company determines are in its and the shareholders best interest but with which you may not necessarily agree. Additionally, the terms and conditions of the Proposed Offering may be based on negotiations between the Company and certain underwriters of the Company's Common Stock should the Company choose to engage underwriters to help facilitate the Proposed Offering. The Company currently expects the gross proceeds from the Proposed Offering may be between approximately $5,000,000 and $10,000,000, with the net proceeds from the Proposed Offering being between approximately $4,500,000 and $9,200,000.

         The Company anticipates that the shares from the Proposed Offering will be offered on the Oslo Stock Exchange and will be exempt from registration in the United States under applicable U.S. securities laws. The Company reserves the right to limit U.S. subscribers to thirty-five (35) persons to comply with requirements of U.S. securities laws, particularly Regulation D as promulgated under the Securities Act of 1933, as amended. The Company may also engage the services of an underwriter to assist in the Proposed Offering and such and engagement would require the Company to pay commissions and fees to the underwriters. Such an underwriter has not yet been identified nor has the Company determined the terms and conditions it would find acceptable to engage an underwriter.

         The offering price of the shares of the Company's Common Stock which would be offered in Proposed Offering will be determined by the Board of Directors at the beginning of the subscription period, and may or may not be the then-current market price on the Oslo Stock Exchange. The Company expects that the subscription period, if any, will be for approximately two weeks.


         In the event the Company proceeds with the Proposed Offering, the Company will need to devote management's time and resources to the Proposed Offering. Additionally, the Company will need to engage attorneys, accountants and other professionals to assist with the preparation a prospectus and the closing of the Proposed Offering. Professional fees, as well as printing fees and other miscellaneous fees associated with the Proposed Offering may be significant.


Proposed Debt Conversion

         In order to fund the Company's operations in 2000 and 2001, the Company borrowed funds from two of its principal shareholders, Venturos AS ("Venturos") and Glastad Holding Limited ("Glastad"), each Norwegian corporations, in exchange for Promissory Notes. These Promissory Notes issued in March 2000, December 2000, April 2001, June 2001, September 2001 and October 2001, have terms and provisions customary to such types of Notes. An aggregate of $10,847,500 including interest is outstanding pursuant to the Notes. Pursuant to the terms of the Notes, excluding the Notes issued in September and October 2001, in the event the Company successfully completes either a private placement or a public offering of its Common Stock in either the Norwegian or United States stock markets in which gross proceeds of at least $2,000,000 are raised, the entire outstanding principal balance of the Notes shall be automatically converted into a number of shares of the Company's Common Stock equal to the then-outstanding principal amount of the Note divided by 75% of the offering price per share in such offering. Venturos and Glastad will also have the option of converting the outstanding interest on the Notes into shares of Common Stock at the same discounted price per share.

         Although the Company cannot determine with certainty what the offering price of the Company's Common Stock in the Proposed Offering will be, based on the Company's stock price as of the close of business on October 31, 2001, which was US $0.58 as listed on the Oslo Stock Exchange, if each of the Notes were, in fact, converted into Common Stock of the Company, Glastad and Venturos would be issued 15,941,800 shares and 5,891,500 shares of the Company's Common Stock, respectively, and would be issued twenty-eight percent (28%) and ten (10%) of the Company, respectively, taking into account an assumed additional 17,241,400 shares of Common Stock issued in the Proposed Offering. In aggregate and including those shares of Common Stock of which Venturos and Glastad beneficially held on October 31, 2001, Venturos would hold thirty-one percent (31%) of the Company's Common Stock on a fully-diluted basis and Glastad would own thirteen (13%) of the Company's Common Stock on a fully-diluted basis assuming neither Glastad or Venturos participate in the Proposed Offering. Shareholders are reminded that the numbers given in this paragraph are for illustrative purposes only. The Company has not determined whether to go forward with the Proposed Offering and neither Venturos nor Glastad has agreed to participate in the Proposed Offering.

Dilution and Interests of Current Directors and Shareholders

         In the event the Proposed Offering is completed and the Company issues the maximum number of new shares of Common Stock, the ownership percentage of the current shareholders will be substantially diluted. Additionally, the purchase by an individual or a group of individual shareholders who presently own shares in the Company may also provide an increased ability for such shareholders to control corporate decisions of the Company. The Company expects Venturos and Glastad to be significant investors in the Proposed Offering. The Company cannot limit the ability of Venturos and Glastad to participate in the Proposed Offering or increase their ownership of the Company by purchasing additional shares on the open market.

         Two of our directors, Terje Mikalsen and Asmund Sl0gedal, are affiliates of Venturos and may have an interest in the conversion of the Notes held by Venturos as well as the increase in ownership percentage in the Company by Venturos. These two Directors will be excluded from involvement in determining the price of the Common Stock to be issued in the Proposed Offering.

Risks Related to the Approval and Adoption of the Amendment

         The issuance of Common Stock, for any of the general or corporate purposes described above, including the Proposed Offering, otherwise than on a pro rata basis to all current shareholders, could have a dilutive effect on our earnings per share and book value per share, and on a shareholder's current voting power. The authorized shares of our common stock in excess of those already issued and outstanding will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the Oslo Stock Exchange. Upon issuance, such shares will have the same rights as outstanding shares of common stock. Holders of common stock do not have any pre-emptive rights. Our Board of Directors does not intend to issue any common stock except on the terms which the Board deems to be in the best interest of the Company and our shareholders. Our Board of Directors does not recommend this proposed amendment with the intent to discourage tender offers or takeover attempts. However, the subsequent issuance of shares of our common stock could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to gain control of the Company.

         In the event we proceed with the Proposed Offering and each of the Notes are converted at a discount to the fair market value of the Common Stock as listed on the Oslo Stock Exchange at the time of such conversion, the issuance of such shares could adversely effect the prevailing market price of the Company's Common Stock and could make it more difficult for us to raise additional capital through the sale of equity securities in the future.

         The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of common stock. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. The approval of the amendment to the Articles of Incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. If the amendment is not approved, our authorized common stock will not change, so, accordingly, shareholder approval is very important to the future of our Company.

         The Board of Directors recommends that the shareholders of the Company approve the increase in the number of authorized shares of Common Stock and vote FOR this Proposal 2. Proxies solicited by the Company's Board of Directors will be voted FOR this proposal unless instructions to the contrary are given.

                                   PROPOSAL 3
                       AMENDMENT TO 2001 STOCK OPTION PLAN

         The Board of Directors of the Company has adopted, subject to the approval of the Shareholders, an amendment (the "Amendment") to the Company's 2001 Stock Option Plan (the "2001 Option Plan") (i) to increase the number of authorized shares of Common Stock reserved for issuance under the 2001 Option Plan by 2,000,000 shares.

Description of Proposed Amendment and Reasons for Changes

         Currently, 1,939,100 shares of Common Stock have been reserved for issuance under the 2001 Option Plan, and no shares have been issued as of October 31, 2001 in connection with the exercise of (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. An additional 1,136,000 shares of Common Stock are subject to options granted under the 2001 Option Plan leaving 803,100 shares available for grant as of October 31, 2001.

         If the Amendment is approved, the number of shares reserved for issuance under the 2001 Option Plan would be increased by 2,000,000 shares such that the total number of shares of Common Stock reserved for issuance under the 2001 Option Plan will be 2,774,492 shares, plus all shares that were reserved
                                           ----
for issuance under the Iterated Systems, Inc. 1994 Amended and Restated Stock Option Plan (the "1994 Plan") and (1) which have not been issued, or (2) which are not subject to outstanding options, or (3) which are presently subject to outstanding options but which subsequently, through cancellation or expiration of such options or otherwise. The 2001 Option Plan is an essential part of the Company's compensation and reward program for its employees because awards under the 2001 Option Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interests of the Company to authorize additional shares under the 2001 Option Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals.

         The major features of the 2001 Option Plan as proposed to be amended are summarized below. A copy of the 2001 Option Plan may be obtained from the Company.

Description of 2001 Option Plan

         In May 2001, the Company approved a stock option plan that became effective May 9, 2001 and reserved shares for future issuance. The purpose of the 2001 Option Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company's ability to attract and retain the services of such persons. Options granted under the 2001 Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 1994 Employee Plan for all employees and key persons of the Company or of any subsidiary or parent of the Company.

         The 2001 Option Plan is administered by the Board of Directors or by a Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 2001 Option Plan generally vest over three or four years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee. Any incentive stock option that is granted under the 2001 Option Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant. Each option granted under the 2001 Option Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient's employment with the Company, or as determined by the Board of Directors.

 Federal Income Tax Consequences

         Federal tax consequences to the Company and to participants of awards of options will vary with the type of option awarded and the timing of the participant's disposition of Common Stock purchased through the exercise of options. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or non-qualified option under the 2001 Option Plan. If the participant holds the Common Stock acquired through the exercise of an incentive stock option for at least two years after the date of grant of the option and one year after exercising the option at all times from the date of the grant of such option until the day three months prior to the exercise of such option he or she was an employee of the Company, he or she generally will not recognize ordinary income on the purchase or disposition of Common Stock. The inherent spread between the exercise price and fair market value is an item of tax preference, however, for purposes of computing the participant's liability for alternative minimum tax. Any gain or loss on the sale of the Common Stock after the required holding periods, calculated using the exercise price paid as the basis in the acquired shares, will be subject to capital gains treatment. A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation income, at the time of disposition of the Common Stock, equal to the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time the incentive stock option was exercised. The participant's basis in the Common Stock for purposes of calculating gain in a disqualifying disposition is increased to its fair market value as of the date of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common Stock in a disqualifying disposition, equal to the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction under the grant of an option or the exercise of an incentive stock option under the 2001 Option Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction equal to the amount of ordinary income recognized by the participant.

         Upon exercise of a non-qualified stock option, the participant recognizes taxable compensation equal to the difference between the fair market value of the Common Stock and the exercise price paid under the non-qualified stock option. The Company is entitled to deduct this amount for tax purposes, provided that the Company timely reports to the Internal Revenue Service (generally through the W-2 or a Form 1099, as applicable) the compensation income deemed received by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option, with the participant's holding period of the Common Stock determining whether short-term or long-term capital gains treatment will apply. Corporate income tax deductions for reasonable compensation paid to the Chief Executive Officer and the four other highest paid officers of the Company, since it is subject to the reporting requirements of Section 12 of the Exchange Act, are limited to $1 million per year under Section 162(m) of the Code, with certain exceptions. Amounts taxed as compensation income upon the exercise of a non-qualified stock option or the disqualifying disposition of shares purchased through the exercise of an incentive stock option are included in the $1 million limit unless certain procedures are implemented. Amendments to the 2001 Option Plan were adopted in 1998 to provide the necessary procedures. Specifically, these provisions (1) require that any grants of stock options to the Chief Executive Officer or four other highest paid officers of the Company be made by a compensation committee composed of two or more outside directors, and (2) limit the number of options which could be granted to any employee during a twelve-month period.

         The Board of Directors of the Company recommends a vote FOR the Amendment to the Company's 2001 Option Plan.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company no later than Friday, December 20, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters which may come before the Company's shareholders at the Special meeting other than those mentioned in the Notice of Special meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         A copy of the 2000 Annual Report on Form 10-K, including financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to Investor Relations, MediaBin, Inc., 7 Piedmont Center Suite 600, Atlanta, Georgia 30305-1530.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ David P. Moran
                                 -------------------------------------
                                 David P. Moran
                                 President and Chief Executive Officer

                                 December 3, 2001

                            [LOGO OF MEDIABIN, INC.]



                                 MediaBin, Inc.

                                     PROXY
  Please sign and return this Proxy even if you intend to attend the meeting.

     The undersigned, a shareholder of MediaBin, Inc. (the "Company"), who holds the shares set out beside his or her name, does hereby appoint John C. Bacon, Haines H. Hargrett and Asmund Slogedal as proxies, or any of them, to vote all of the shares held of record by the undersigned at a meeting of the Company's shareholders on December 17, 2001, at 1:00 p.m. local time, in the fourth floor conference room at Ruselokkvn 26, Oslo, Norway, and at any adjournment thereof with respect to all matters which properly come before the meeting.

This Proxy may be revoked by attending the meeting and retrieving it. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

           (Continued and to be dated and signed on the other side.)

                                                                  MediaBin, Inc.
A [X] Please mark your
      votes as in this
      example.


                                         FOR all
                                        nominees
                                    listed at right     WITHHOLD
                                      (except as       AUTHORITY
                                     marked to the   to vote for all
                                     contrary at        nominees
                                        right)      listed at right
1. ELECTION OF DIRECTORS:                [ ]              [ ]    Nominees:
   To elect two nominees to serve
   as directors of the Company to                                David P. Moran
   hold office until the 2002 Annual                             Steven Yung
   Meeting of Shareholders.

(INSTRUCTIONS: To withhold authority
to vote for any individual nominee,
strike a line through the nominee's
name in the list at right.)

2. INCREASE AUTHORIZED SHARES: To amend the          FOR   AGAINST   ABSTAIN
   Company's Amended and Restated Articles of        [ ]     [ ]       [ ]
   Incorporation to increase the number of
   authorized shares of the Company's $.01
   par value common stock to 200,000,000
   shares, an increase of 160,000,000 shares.

3. INCREASE AUTHORIZED OPTIONS: To amend the         FOR   AGAINST   ABSTAIN
   Company's 2001 Stock Option Plan (the             [ ]     [ ]       [ ]
   "Plan") to increase the number of Common
   Shares issuable under the Plan by 2,000,000 shares.

4. OTHER BUSINESS: and, in their discretion, upon any other matters that may presently come before the meeting or any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ELECTION OF BOTH NOMINEES LISTED
UNDER "ELECTION OF DIRECTORS," FOR INCREASE
AUTHORIZED SHARES, AND FOR INCREASE AUTHORIZED
OPTIONS.

   PLEASE DATE, SIGN, AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE.

   Receipt of the Notice of Special Meeting and of the Proxy Statement accompanying the same is hereby acknowledged.

No. of Shares Owned ____________________

Signature of Stockholder __________________ Print Name ______________________
Date __________________, 2001

NOTE: Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.